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Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-102061, 333-63212, 333-13451, 333-26433, 333-42048,
333-42050 and 333-44758) and on Forms S-3 (Nos. 333-108846, 333-102843,
333-62684 and 333-65699) of Allegiant Bancorp, Inc. of our report dated January 21, 2004 with respect to the consolidated financial statements of Allegiant Bancorp, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

                                            /s/ Ernst & Young LLP

St. Louis, Missouri
January 30, 2004